RESTAURANT ACQUISITON PARTNERS, INC.

5950 Hazeltine National Drive	June 25, 2008
Suite 290	OTCBB: RAQP.OB
Orlando, FL 32822	RAQPW.OB

RESTAURANT ACQUISITION PARTNERS, INC. ANNOUNCES
CONFERENCE CALL TO DISCUSS MERGER WITH
OREGANO’S PIZZA BISTRO, INC.TM

Orlando, Florida, June 25, 2008 -- Restaurant Acquisition Partners, Inc. (“Restaurant Acquisition”) (OTCBB:RAQP.OB, RAQPW.OB) announced today that it will hold a conference call on Monday, June 30, 2008 at 4:30 p.m. EDT to discuss its previously announced merger with privately held Oregano’s Pizza Bistro, Inc. (“Oregano’s”).

Oregano’s is a full service casual Italian bistro restaurant chain featuring a moderately priced menu specializing in Chicago-style thin crust and stuffed pizzas, and unique recipes for pasta, sandwiches and salads. Oregano’s currently owns and operates eight Arizona locations and has three additional Arizona units currently in development. The combination includes the real property associated with five operating restaurants and one in development. Upon consummation of the merger, Restaurant Acquisition will change its name to “Oregano’s Pizza Bistro, Inc.”

The live conference call will take place at 4:30 p.m. EDT on Monday, June 30, 2008. The conference call may be accessed by dialing 800-259-2693 (within the United States) or 913-661-9178 (internationally). Participants should ask for the Restaurant Acquisition Partners acquisition call.

About Restaurant Acquisition Partners, Inc.
Restaurant Acquisition Partners, Inc. is a blank check company that was formed on October 3, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the restaurant industry. On December 15, 2006, Restaurant Acquisition consummated its initial public offering of 3,333,333 Units at $6.00 per share generating gross proceeds of $20.0 million. Of such gross proceeds of $20.0 million, as well as a private placement of $960,000 consisting of 1,500,000 warrants at $.64 per warrant to certain insiders of the Company, $19.5 million was placed in trust. Restaurant Acquisition common stock and warrants trades on the OTC Bulletin Board under the symbols RAQP.OB and RAQPW.OB, respectively.

Additional Information about the Merger and Where to Find It
This communication is being made in respect of the proposed business combination transaction between Restaurant Acquisition and Oregano’s, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Restaurant Acquisition’s stockholders to be held to approve the proposed business combination. Restaurant Acquisition plans to file a Proxy Statement with the SEC in connection with the business combination, and Restaurant Acquisition expects to mail a definitive Proxy Statement to stockholders of Restaurant Acquisition concerning the proposed business combination transaction as of a record date to be established for voting on the business combination. INVESTORS AND SECURITY HOLDERS OF RESTAURANT ACQUISITION ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RESTAURANT ACQUISITION, OREGANO’S, THE BUSINESS COMBINATION AND RELATED MATTERS.

Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site at: www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Restaurant Acquisition by directing a written request to: Restaurant Acquisition Partners, Inc., 5950 Hazeltine National Drive, Suite 290, Orlando, Florida, 32822. Investors and security holders are urged to read the proxy statement, and the other relevant materials when they become available before making any voting or investment decision with respect to the business combination. In addition to the Proxy Statement, Restaurant Acquisition files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Restaurant Acquisition at the SEC public reference room at: 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at: 1-800-SEC-0330 for further information on the public reference room. Restaurant Acquisition’s filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at: www.sec.gov .

Safe Harbor Statement
Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to, statements as to the expected benefits of the combination of the two companies, and timing of closing, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “plan,” “intend,” “estimate,” “anticipate,” “will,” “guidance,” “forecast,” “outlook” and similar expressions identify some, but not all, of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the satisfaction of certain conditions to closing of the proposed merger, including the risk that stockholder approval might not be obtained in a timely manner or at all, the ability to successfully integrate the two companies and achieve expected synergies following the merger, the ability of the combined company to successfully acquire, integrate and operate new locations or changes affecting the businesses in which Oregano’s is engaged, restaurant industry trends, including factors affecting supply and demand, dependence on acquisitions for growth, labor and personnel relations, margin pressures, control of costs and expenses, changing interpretations of generally accepted accounting principles and other risks detailed from time to time in the SEC reports of Restaurant Acquisition. These forward looking statements speak only as of the date hereof.

FOR FURTHER INFORMATION CONTACT:
Restaurant Acquisition Partners, Inc., Orlando, Florida
Christopher R. Thomas
407-240-9190

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